CODE OF ETHICS FOR
                   NEXT CENTURY GROWTH INVESTORS, LLC ("NCG")




I.       PURPOSE AND CONSTRUCTION

         This Code of Ethics (the "Code") is adopted by Next Century Growth Investors, LLC ("NCG") in an effort to prevent violations of Section 17 of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder with regard to NCG's role as sub-advisor in the management of mutual funds (the "Funds") sponsored by Strong Capital Management, Inc ("SCM"). The focus of the Code is the prevention of investment activities by persons with access to certain information that might be harmful to the interest of the Funds or that might enable such persons to illicitly profit from their relationship with the Funds.

II.      DEFINITIONS

(a) "ACCESS PERSON" means any director, officer or Advisory Person of NCG, except employees of SCM who are subject to a separate Code of Ethics adopted and administered by SCM.

         (b)      "ADVISORY PERSON" means:
                   ---------------

                  (1) any employee of NCG (or of any company in a control relationship to NCG) who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of a security by a Fund or whose functions or duties relate to the making of any recommendations with respect to such purchases or sales (including, but not limited to, Portfolio Managers and all NCG employees who provide information and advice to Portfolio managers or who help execute the Portfolio Managers' decisions, such as securities analysts and traders); or
                  (2) any natural person in a control relationship to NCG and who obtains information concerning recommendations made to a Fund with regard to the purchase or sale of a Security.

         (c)      "AFFILIATED PERSON" of another means:
                   -----------------

                  (1) any person directly or indirectly owning, controlling or holding with power to vote five percent (5%) or more of the outstanding voting securities of such other person;

(2) any person five percent (5%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such other person;


(3) any person directly or indirectly controlled by or under common control with such other person;


(4) any officer, director, partner, co-partner or employee of such other person;


(5) if such other person is an investment company, any investment adviser thereof or any member of an advisory board thereof; and


(6) if such other person is an unincorporated investment company not having a board of directors, the depositor thereof.

         (d) "BENEFICIAL OWNERSHIP" for purposes of the Code, shall be determined in accordance with the definition of "beneficial owner" set for the in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, I.E., a person must have a "direct or indirect pecuniary interest" to have `beneficial ownership." Although the following list is not meant to be exhaustive, under the rule a person would generally be regarded to be the beneficial owner of the following Securities:

(1)  Securities held in the person's own name;

(2) Securities held with another in joint tenancy, community property or to the joint ownership;

(3) Securities held by a bank or broker as nominee or custodian on such person's behalf or pledged as collateral for a loan;

(4) Securities held by members of the person's immediate family sharing the same household;

(5) Securities held by a relative not residing in the person's home if the person is a custodian or guardian or otherwise has controlling influence over the purchase , sale or voting of such Securities;

(6) Securities held by a trust in which the person is a beneficiary and has or shares the power to make purchase or sale decisions;

(7) Securities held by a trust for which the person serves as a trustee and in which the person has a pecuniary interest (including pecuniary interests by virtue of performance fees and by virtue of holdings by the person's immediate family);

(8) Securities held by a general partnership or limited partnership in which the person is a general partner;

(9) Securities owned by a corporation in which the person has a control position or in which the person has or shares investment control over the portfolio Securities (other than a registered investment company);

(10) Securities in a portfolio giving the person certain performance-related fees; and

(11) Securities held by another person or entity pursuant to any agreement, understanding, relationship or other arrangement giving the person any direct or indirect pecuniary interest.

          (e) "CONTROL" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act. -------

          (f) "FUND" means any investment company registered under the 1940 Act for which NCG acts as a sub-adviser. ----

          (g) "MEMBER OF IMMEDIATE FAMILY" of a person includes such person's spouse, children under the age of twenty-five (25) residing with such person, and any trust or estate in which such person any other member of his or her immediate family has a substantial beneficial interest, unless neither such person nor any other member of his or her immediate family is able to control or participate in the investment decisions of such trust or estate.

(h) "PERSONAL SECURITIES TRANSACTION" means a transaction in a Security in which a person has or thereby acquires Beneficial Ownership. A person shall be considered to be "engaging in" or "effecting" a Personal Securities Transaction if the person, directly or indirectly, directs, participates in or receives advance notification or advice of or regarding such transaction. A person shall not be considered to be "engaging in" or "effecting" a Personal Securities Transaction if such transaction is effected on the person's behalf by an independent fiduciary or broker with investment discretion, provided the person did not, directly or indirectly, direct, participate in or receive advance notification or advice of or regarding such transaction.

     (i) "PORTFOLIO MANAGER" means a NCG employee entrusted with the direct responsibility and authority to make investment decisions affecting a Fund.

     (j) "PURCHASE OR SALE OF A SECURITY" includes, among other things, the writing of an option to purchase or sell a Security.

     (k) "SECURITY" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act.

     (l) "SECURITY HELD OR TO BE ACQUIRED" by a registered investment company means any Security which, within the most recent fifteen (15) days, (i) is or has been held by such company, or (ii) is being or has been considered by such company or its investment adviser for purchase by such company.

     (m) "1940 ACT" means the Investment Company act of 1940, 15 U.S.C. 80a-1 to 80a-52, as amended.


III.     RESTRICTIONS

(A) NONDISCLOSURE OF INFORMATION. An Access Person shall not divulge to any person contemplated or completed Securities transaction of a Fund, except in the performance of his or her duties, unless such information previously has become of public knowledge.

         (b) SECTION17(D) LIMITATIONS. No Affiliated Person of a Fund acting as principal, shall effect any transaction in which a Fund, or a company controlled by a Fund, is a joint or a joint and several participant with such person, in contravention of such rules and regulations as the Securities and Exchange Commission may prescribe under Section 17(d) of the 1940 Act for the purpose of limiting or preventing participation by a Fund or controlled companies on a basis different from or less advantageous that that of such other participant.

          (c) PROSCRIBED ACTIVITIES UNDER RULE 17J-1(A). Rule 17j-1(a) under the 1940 Act provides :

          It shall be unlawful for any affiliated person of or principal underwriter for a registered investment company, or any affiliated person of an investment adviser of or principal underwriter for a registered investment company in connection with the purchase or sale directly or indirectly, by such person of a security held or to be acquired, as defined in this section, by such registered investment company --

(1) To employ any device, scheme or artifice to defraud such registered investment company;

(2) To make to such registered investment company any untrue statement of material fact or omit to state to such registered investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(3) To engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon any such registered investment company; or

(4) To engage in any manipulative practice with respect to such registered investment company.

         Any violation of Rule 17j-1(a) shall be deemed to be a violation of the Code.

(B) COVENANT TO EXERCISE BEST JUDGMENT. An Advisory Person shall act on his or her best judgment in effecting, or failing to effect, any transaction by a Fund, and such Advisory Person shall not take into consideration his or her personal financial situation in connection with decisions regarding portfolio transactions by a Fund.

     (e) GENERAL PRINCIPLES OF PERSONAL INVESTING. No Access Person shall engage in any Personal Securities Transaction that such Access Person has reason to know will be detrimental to the best interest of any Fund. When engaging in a Personal Securities Transaction, an Access Person shall:

(1)  place the interests of the Funds first;

(2) conduct such transaction in a manner consistent with the Code and in such a manner as to avoid any actual or potential conflict of interest or abuse of any such person's position of trust and responsibility as an Access Person; and

(3)  not  taking   inappropriate   advantage  of  such   person's   position  in
     relationship to the Funds.


         (f)      LIMITATIONS RELATED TO TIMING OF TRANSACTIONS.
                  ---------------------------------------------

                  (1) PROHIBITION ON PERSONAL SECURITIES TRANSACTIONS BY CERTAIN ACCESS PERSONS. No Access Person shall engage in or effect any Personal Securities Transactions involving the purchase of any publicly traded security, however, that the foregoing prohibition shall not apply to any Security described in Section III(g)(2), (3) or (9); provided, further, that such prohibition shall not apply to any Security described in Section III(g)(5) through (8) or to any transaction effected pursuant to a systematic dividend reinvestment or withdrawal plan, if in each case the purchase of the underlying security was effected in compliance with the Code.

          (2) LIMITATIONS RELATED TO TIMING OF TRANSACTIONS. The timing of Personal Securities Transactions not prohibited under paragraph III(f)(1)--including but not limited to, any proposed sale by an Access Person of a Security--shall be limited as follows:

                           (A) No  Access  Person  shall  engage  in a  Personal
                  Securities Transaction on a day during which a Fund has a pending "buy' or "sell" order for the same Security until that order is executed or withdrawn.

                           (B) No  Portfolio  Manager  shall  engage in Personal
                  Securities Transaction within a seven (7) day period before or after a Fund that he or she manages trades in the same Security.

                           (C) Advisory Persons shall not profit from the purchase and sale, or sale and purchase of the same (or equivalent) Securities within sixty calendar days. For purposes of this paragraph (C), "Securities" shall not be deemed to include any securities which may not be purchased by any Fund because of investment limitations set forth in the Funds' Registration Statements filed with the Securities and Exchange Commission. The Director of Compliance may grant an exception to this provision in cases of personal hardship or other appropriate circumstances.

          (3) INITIAL PUBLIC OFFERING LIMITATIONS. Advisory Persons shall not engage in any Personal Securities Transaction that involves the purchase of Securities in an initial public offering.

          (4) PRIVATE PLACEMENT LIMITATIONS. Investments in privately placed Securities shall be limited as follows:

                           (A) Advisory Persons shall not engage in any Personal
                  Securities Transaction that involves a private placement of Securities without the express prior approval of the Director of Compliance. In reviewing any such approval request, the Director of Compliance shall consider, among other factors, whether the investment opportunity should be reserved for a Fund and its shareholders, and whether the opportunity is being offered to the requesting individual by virtue of his or her position with the Funds and NCG.

                           (B) Advisory Persons who have a Beneficial  Ownership
                  interest in any Securities obtained through a private placement shall disclose such interest to the Director of Compliance if and when they should become involved in any subsequent consideration of an investment in the same issuer for any of the Funds. In such case, the decision to invest in the Securities of such an issuer on behalf of a Fund shall be subject to the review and approval of an individual categorized as an Advisory Person who has no personal interest in such issuer, which individual shall be appointed by the Director of Compliance.

                  (5) REPORTS. The Director of Compliance shall maintain and make available written records of all actions taken under this Section III (f) in the manner required by Rule 17j-1(d) under the 1940 Act.

         (g) PRIOR CLEARANCE OF PERSONAL SECURITIES TRANSACTIONS. Prior to effecting a Personal Securities Transaction, an Access Person shall notify the Director of Compliance of the proposed transaction, including the amount of the transaction and the Security involved. The Director of Compliance, after investigation, shall determine whether such transaction is consistent with the Code and shall promptly communicate such determination to the Access Person making the request. Transaction clearances must be obtained no more than two days prior to making a purchase or sale of a Security. If the trade is not made within two days of the date of clearance, a new clearance must be obtained. Absent extraordinary circumstances, no Access person shall be deemed to have violated the Code for effecting a Personal Securities Transaction if such Access Person has been advised by the Director of Compliance that the transaction would be consistent with the Code. The Director of Compliance shall maintain and make available written records of all actions taken under this Section III(g) in the manner required by Rule 17j-1(d) under the 1940 Act. This provision does not apply to transactions:

               (1) effected for any account over which such person does not have any direct or indirect influence or control (including, but not limited to, accounts managed by an independent and unaffiliated person with investment discretion) provided the Access Person does not, directly or indirectly, direct, participate in or receive advance notification or advice of or regarding such transaction;

               (2) involving United States Government securities, bankers' acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies (mutual funds);

               (3) subject to Section III(f), in Securities that no Clients are permitted to purchase or sell in accordance with their investment policies or restrictions;

               (4) effected pursuant to a systematic dividend reinvestment, cash purchase or withdrawal plan;

               (5) effected in connection with the exercise of rights to purchase additional securities from an issuer and granted by such issuer pro rata to all holders of a class of the issuer's securities;

               (6) which are effected in connection with the call by the issuer of a preferred stock or bond;

               (7) which are effected in connection with the exercise by a second party of a put or call option;

               (8) which are effected in connection with the approaching expiration of a put or call option as a closing transaction no more than five (5) business days prior to such expiration; or

               (9) in any Security traded on a national securities exchange or over-the-counter market where the market value of such Security is tied to a broad-based market index.

         (h) COPIES OF BROKERAGE REPORTS. When an Access Person engages in a Person Securities Transaction, the Access Person shall direct that the executing broker send a duplicate copy of the confirmation to the Director of Compliance at the same time as it is provided to such Access Person. Such Access Person shall also direct such broker to provide duplicate copies of periodic statements on any account maintained by such person (or any other account in which such
Access  Person  has  a  Beneficial   Ownership  interest)  to  the  Director  of
Compliance.

IV.               REPORTING REQUIREMENTS

         (a) INITIAL AND ANNUAL REPORTS BY ADVISORY PERSONS. All Advisory Persons shall submit to the Director of Compliance a report of all Securities owned by them (or in which they otherwise have a Beneficial Ownership interest) at the time that they commence employment with NCG and shall also submit such a report to the Director of Compliance at the end of each calendar year thereafter.

         (b) QUARTERLY REPORT. No later than ten (10) days after the end of each calendar quarter, each Access Person shall submit a report to the Director of Compliance who shall specify the following information with respect to transactions during the then ended calendar quarter in any Security in which such Access Person has, or by reason of such transaction acquired, any direct or indirect Beneficial Ownership:

               (1) the date of the transaction, the title and the number of shares, and the principal amount of each Security involved;

               (2) the nature of the transaction (I.E., purchase, sale or any other type of acquisition or disposition);

               (3) the price at which the transaction was effected; and

               (4) the name of the broker, dealer or bank with or through whom the transaction was effected.

         If no transactions have occurred during the period, the report shall so indicate. Any report required to be made pursuant to this Section IV(b) may contain a statement that the report shall not be construed as an admission by the person making the report that he or she has any direct or indirect Beneficial Ownership in the Security to which the report relates.

     (c) LIMITATIONS ON REPORTING REQUIREMENTS. Notwithstanding the provisions of Section IV(b), no Access Person shall be required to make a report:

                  (1) with respect to transactions effected for any account over which neither such person nor any Access Person has any direct or indirect influence or control or transactions in securities which are direct obligations of the United States.

                  (2) where a report made to NCG would duplicate information recorded pursuant to Rules 204-2(a)(12) or 204-2(a)(13) under the Investment Advisers Act of 1940.

     (d) DUTY TO REPORT VIOLATIONS. Any person subject to the Code who discovers a violation or apparent violation of the Code by any other person shall bring the matter to the attention of the Director of Compliance.

         (e) FILING OF REPORTS. All reports prepared pursuant to this Article IV shall be filed with the Director of Compliance, except that reports prepared by the Director of Compliance shall be filed with the Chairman.

         (f) CERTIFICATION OF COMPLIANCE. All Access Persons must certify annually in writing to the Director of Compliance that (1) they have read and understand the Code and recognize that they are subject to the Code, (2) they have disclosed or reported all Personal Securities Transactions required to be disclosed pursuant to the Code, and (3) they have complied with all requirements of the Code. The Director of Compliance shall maintain and make available copies of such written certifications in the manner required by Rule 17j-1(d) under the 1940 Act.

V.       ENFORCEMENT AND SANCTIONS

         (a) GENERAL. The Director of Compliance shall bring all violations or apparent violations of the Code to the attention of the Chairman of NCG. The Chairman of NCG shall have the primary responsibility for enforcing the Code and determining the appropriate sanctions with respect to such company's directors, officers and employees. If the alleged violator is the Chairman of NCG, the Director of Compliance shall bring such alleged violation to the attention of the Board of Directors, who shall have the primary responsibility for enforcing the Code and determining appropriate sanctions with respect to such alleged violation. In addition to the sanctions prescribed by Section V(b), any person who is found to have violated the Code may be permanently dismissed, reduced in salary or position, temporarily suspended from employment or sanctioned in such other manner as may be determined in the discretion of the applicable person or persons responsible for enforcing the Code. In determining appropriate sanctions to be imposed for violations of the Code, the person or persons charged with enforcing the Code may consider any factors they deem relevant, including, without limitation:

     (1)  the degree of willfulness' of the violation;

     (2)  the severity of the violation;

     (3) the extent, if any, to which the violator profited or benefited from the violation;

     (4)  the adverse effect, if any, of the violation on the involved Fund;

     (5) the market value and liquidity of the class of Securities involved in the violation;

     (6)  the prior violations of the Code, if any, by the violator;

     (7)  the circumstances of discovery of the violation;

     (8) if the violation involved the purchase or sale of Securities in violation of the Code, (A) the price at which the purchase or sale was made, and (B) the violator's justification for making the purchase or sale, including the violator's tax situation, the extent of the appreciation or depreciation of the Securities involved, and the period the Securities have been held.

         (b) VIOLATIONS OF SECTION III(F). In addition to any sanction imposed under Section V(a) of the Code, any profits realized on Personal Securities Transactions effected in violation of Section III(f) of the Code must be disgorged and contributed to the appropriate Fund. Each Personal Securities Transaction will be considered individually, and there will be no netting of profits and losses incurred in the case of multiple Personal Securities Transactions effected in violation of the Code. In the event of a violation involving more than one Fund, profits shall be allocated among the affected Funds in proportion to the relative net asset values of the Funds as of the date of the violation.

         (c) RIGHTS OF ALLEGED VIOLATOR. A person charged with a violation of the Code shall have the opportunity to appear before the person or persons as may have authority to impose sanctions pursuant to the Code, at which time such person shall have the opportunity, orally or in writing, to respond to any and all charges.

     (d) NOTIFICATION TO FUND GENERAL COUNSEL. The applicable Fund's General Counsel shall be advised promptly of the initiation and outcome of any enforcement actions hereunder.

         (e) NON-EXCLUSIVITY OF SANCTIONS. The imposition of sanctions under this Section V shall not preclude the imposition of additional sanctions by the Board(s) of Directors of the Funds and shall not be deemed a waiver of any rights by any Fund.

VI.      GIFTS AND DIRCTORSHIPS

         (a) GIFTS. Advisory Persons shall not accept any gift or other thing of more than DE MINIMIS value from any securities broker, dealer, underwriter or placement agent that does business with or on behalf of any Fund.

         (b) SERVICE AS A DIRECTOR. Advisory Persons may not serve as directors of publicly traded companies without the prior written authorization of the Director of Compliance. The Director of Compliance shall not provide such authorization unless he or she finds that such board service would be consistent with the interests of the Funds and their shareholders. Should any person receive such authorization, any investments by the Funds in the securities of any such publicly traded company while such person is serving as a director will be required to be approved in advance, in writing, by the Director of Compliance.

VII.     MISCELLANEOUS PROVISIONS

         (a) IDENTIFICATION OF ACCESS PERSONS, ADVISORY PERSONS AND PORTFOLIO MANAGERS. NCG shall, on behalf of itself and the Funds identify all Access Persons who are under a duty to make reports under Article IV and shall inform such persons of such duty. NCG shall likewise identify all individuals who are classified as Advisory Persons and Portfolio Managers hereunder and inform such persons of such classifications.

     (b) MAINTENANCE OF RECORDS. NCG shall, on behalf of the Funds, maintain and make available records as required by Rule 17j-1(d).

                       QUARTERLY REPORT OF ACCESS PERSONS
                 PURSUANT TO SECTION IV(B) OF THE CODE OF ETHICS
                     FOR NEXT CENTURY GROWTH INVESTORS, LLC




INSTRUCTIONS:

1. Not later than ten (10) days after the end of each calendar quarter, each Access Person shall submit this Report, as provided by the Code of Ethics (the "Code"). The Code should be reviewed before completing the Report; terms defined in the Code have the same meanings in this Report.

2. No transactions set forth in Section IV(c) of the Code need be included in this Report.

3. If no reportable transactions have occurred during the period, state "none" in (5) and skip to the signature line.

4. This Report may contain a statement that it shall not be construed as an admission by the person making the Report that he has any direct of Beneficial Ownership in the Security to which the Report relates.

5. If you must file this Report and transactions have occurred during the period, set forth the following information with respect to transactions during the most recently ended calendar quarter in any Security in which you have, or by reason of such transaction acquired, any direct or indirect beneficial ownership in the Security:


NAME OF  ISSUER     NUMBER OF SHARES        DATE            NATURE          PRICE      BROKER/DEALER/BANK
---------------------------------------------------------------------------------------------------------




If additional space is needed, please attach additional pages
Questions regarding the completion of this Report may be directed to the Director of Compliance.


The answers to the foregoing are true and correct to the best of my information and belief.


___________________________                          ___________________________
Date                                                  Access Person Signature

___________________________                          ___________________________
Reviewer                                                      Print Name

                       NEXT CENTURY GROWTH INVESTORS, LLC
                     PRECLEARANCE REQUEST FOR ACCESS PERSONS


1.   Name of Access Person (and trading entity, if different):

2.   Name and symbol of Security:                                 _________________________________________________________________

3.   Maximum quantity to be purchased or sold :                   _________________________________________________________________

4.   Name, account # & phone # of broker to effect transaction:   _________________________________________________________________

5.   Check if applicable:           Purchase         ____
                                    Sale             ____

6. In connection with the foregoing transaction, I hereby make the following representations and warranties:

(a) I do not possess any material nonpublic information regarding the Security or the issuer of the Security.

     (b) To my knowledge:

          (1) The Securities or "equivalent" securities (I.E., securities issued by the same issuer) [ ARE / ARE NOT ] (CIRCLE ONE) held by any investment companies or other accounts managed by NCG;
          (2) There are no outstanding purchase or sell orders for this Security (or any equivalent security) by any investment companies or other accounts managed by NCG; and
          (3) None of the Securities (or equivalent securities) are actively being considered for purchase or sale by any investment companies or other accounts managed by NCG.
      (c)The Securities are not being acquired in an initial public offering.
     (d)The Securities are not being acquired in a private placement or, if they are, I have reviewed Section III.f.4. of the Code .
     (e) If I am a Portfolio Manager, none of the accounts I manage purchased or sold these Securities (or equivalent securities) within the past seven calendar days and I do not expect any such client accounts to purchase or sell these Securities (or equivalent securities) within seven calendar days of my purchase or sale.
      (f)If I am purchasing these Securities, I have not directly or indirectly (through any member of my Immediate Family, any account in which I have a Beneficial Interest or otherwise) sold these Securities (or equivalent securities) in the prior 60 days.
      (g)If I am selling these Securities, I have not directly or indirectly (through any member of my Immediate Family, any account in which I have a Beneficial Interest or otherwise) purchased these Securities (or equivalent securities) in the prior 60 days.
      (h)I have read the NCG Code of Ethics within the prior 12 months and believe that the proposed trade fully complies with the requirements of the Code.

______________________________                          ________________________
Date                                                     Access Person Signature


                                                        ________________________
                                                              Print Name


                       NEXT CENTURY GROWTH INVESTORS, LLC
                PRECLEARANCE REQUEST FOR ACCESS PERSONS (PAGE 2)

                     CERTIFICATION OF ACCESS PERSON DESIGNEE

     The undersigned hereby certifies that the above Access Person (a) directly instructed me to complete this form on his or her behalf, (b) to the best of my knowledge, was out of the office at the time of such instruction and has not returned, and (c) confirmed to me that the representations and warranties contained in this form are accurate.



----------------------------         -------------------------------------------
Access Person Designee                Print Name




                                  AUTHORIZATION

Authorized By:________________________________________________Date:_____________
Time:_____________________________





                                    PLACEMENT

Trader:__________  Date:__________  Time:________________ Qty:__________________





                                    EXECUTION

Trader:_______________  Date:____________  Time:____________ Qty:_______________
Price:_______________






                       NEXT CENTURY GROWTH INVESTORS, LLC
                ANNUAL REPORT OF PERSONAL HOLDINGS IN SECURITIES


        In accordance with Section IVa. of the Code of Ethics, please provide a list of all Securities (other than those specifically excluded from the definition of Security), including physical certificates held, in which each Access Person has a Beneficial Interest, including those in accounts of the Immediate Family of the Access Person and all Securities in non-client accounts for which the Access Person makes investment decisions.

(1)      Name of Access Person:                               __________________

(2)      If different than (1), name of the person
         in whose name the account is held:                   __________________

(3)      Relationship of (2) to (1):                          __________________

(4)      Broker at which Account is maintained:               __________________

(5)      Account Number:                                      __________________

(6)      Contact person at Broker and phone number            __________________

(7) For each account, attach the most recent account statement listing Securities in that account. If the Access Person owns Beneficial Interests in Securities that are not listed in an attached account statement, or holds the physical certificate, list them below:
         NAME OF SECURITY         QUANTITY          VALUE            CUSTODIAN

1.   ___________________________________________________________________________

2.   ___________________________________________________________________________

3.   ___________________________________________________________________________

4.   ___________________________________________________________________________
                      (ATTACH SEPARATE SHEET IF NECESSARY.)
         I certify that this form and the attached statements (if any) constitute all of the Securities in which I have a Beneficial Interest, including those for which I hold physical certificates, as well as those held in accounts of my Immediate Family.


____________________________                            ________________________
Date                                                     Access Person Signature

____________________________                            ________________________
Reviewer                                                      Print Name

                         ANNUAL REPORT OF ACCESS PERSONS
                 PURSUANT TO SECTION IV(F) OF THE CODE OF ETHICS
                     FOR NEXT CENTURY GROWTH INVESTORS, LLC

The Code should be reviewed before completing the Report; terms defined in the Code have the same meanings in this Report.



I.  Annual certification of compliance with the Code of Ethics

A. Have you OBTAINED PRECLEARANCE for all Securities Transactions in which you have, or a member of your Immediate Family has, a Beneficial Interest, except for transactions exempt from preclearance under the Code of Ethics? (Circle "Yes" if there have been no Securities Transactions.)

         YES               NO               (CIRCLE ONE)

B. Do you understand that you are PROHIBITED from owning five percent or more of any class of security of a registered investment company, and have you so complied?

         YES               NO               (CIRCLE ONE)

C. Have you REPORTED all Securities Transactions in which you have, or a member of your Immediate Family has, a Beneficial Interest, except for transactions exempt from reporting under the Code of Ethics? (Reporting requirements include arranging for the Compliance Department to receive, directly from your broker, duplicate transaction confirmations and duplicate periodic statements for each brokerage account in which you have, or a member of your Immediate Family has, a Beneficial Interest, as well as reporting securities held in certificate form. Circle "Yes" if there are no reportable transactions.)

         YES               NO               (CIRCLE ONE)

D. Have you complied with the Code of Ethics in all other respects, including the gift policy?

         YES               NO               (CIRCLE ONE)

II.      Disclosure of directorships statement

     A. Are you, or is any member of your Immediate Family, a director of any for-profit, privately held companies? (If "Yes," please list on the Attachment each company for which you are, or a member of your Immediate Family is, a director.)

         YES               NO               (CIRCLE ONE)

     B. If the response to IV.A. is "Yes," do you have knowledge that any of the companies for which you are, or a member of your Immediate Family is, a director will go public or be acquired within the next 12 months? (If the answer is "YES," please be prepared to discuss this matter with a member of the Compliance Department in the near future.)

         YES               NO               (CIRCLE ONE)


I hereby certify that I have read and understand NCG's Code of Ethics and recognize that I am subject to the Code. I hereby represent that, to the best of my knowledge, the foregoing responses are true and complete. I understand that any untrue or incomplete response may be subject to disciplinary action by the firm.


__________________________                               _______________________
Date                                                     Access Person Signature


                                                         _______________________
                                                              Print Name